U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  December 21, 2012

SWORDFISH FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-7475	41-0831186
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

909 Independence Parkway
Southlake, Texas  76092
(Address of principal executive offices including zip code)

817-845-6244
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report
142 Wembley Way
Rockwall, Texas, 75032
(Address of principal executive offices including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On December 26, 2012, by unanimous vote of the directors, the Company appointed K. Bryce Toussaint as a member of the Company’s board of directors effective December 26, 2012. Mr. Toussaint is to serve as a director of the Company until the next shareholder meeting.

On December 26, 2102, the board of directors appointed Noel Trevino as Chief Technical Officer and K. Bryce Toussaint as Chief Financial Officer of the Company.

Mr. Trevino has been the owner of Trevino Consulting Group since 2006, providing technology solutions ranging from Infrastructure to applications and Broadcasting solutions. He assisted clients with an IPTV design and implementation team for the iPoint TV Network. He has participated with the acquisition of radio and television stations by researching and negotiating terms and agreements prior to preliminary purchase. He has also managed a 5-camera studio that included broadcasting, edit and produced 30 and 60- minute programs. Mr. Trevino served as media manager for Deloitte University in Westlake, Texas during 2011 and 2012, where he was responsible for the implementation of a $300 million five star executive training center serving 1800+ executives to include cost management and resource allocation with very aggressive timelines. During this time he managed a staff of 18+ highly skilled engineers supporting multiple projects to successfully meet timelines of implementation for each project. During 2008 -2010, Mr. Trevino was a technical support director for TD Industries, Inc. in Dallas, Texas. He Developed and created the Help Desk Department for a 1500+ end user center with a staff of 23 with 8 direct reports in a Tier I & Tier II level support. Recruited, mentored, trained, and led an IT staff encompassing desktop support, systems administration and network security. Responsible to establish and/or maintain excellent relationship with Business Unit Managers (BUMs), Office Managers, and branch managers.

K. Bryce Toussaint has more than 15 years of experience as a management and finance leader, focusing on all aspects of corporate finance, internal audit (financial, operational, compliance, IT), operational effectiveness, profit/performance enhancement, team building, and project management. He has strong technical knowledge in US GAAP and GAAS for both private and public entities. He is adept at assessing organizational risk factors and guiding firms towards efficient financial and accounting operations. Mr. Toussaint built the foundation of his career in public markets at KPMG Peat Marwick, where he served both foreign and domestic registrants with reporting, M&A, reverse mergers, and other capital market engagements. During his time in public accounting, Rick developed considerable expertise improving the performance of governmental entities at the federal, state, and municipal levels. He also built a successful practice assisting colleges and universities with various process improvement and compliance initiatives. He has also consulted with numerous start-up businesses, developing their management teams, accounting and reporting structure, and providing strategic and operational expertise. He has been instrumental in helping such firms raise tens of millions of dollars in debt financing and growth equity. Mr. Toussaint is a Certified Public Accountant and received his Bachelors in Accounting and MBA from Louisiana State University

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWORDFISH FINANICAL, INC.

Date: December 26, 2012	By:	/s/Clark Ortiz
Clark Ortiz, Chief Executive Officer, President